UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

June 15, 2015
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The information in Item 8.01 below is incorporated into this Item 5.07 by reference.

ITEM 8.01                      OTHER EVENTS

Uni-Pixel, Inc. scheduled a special meeting of its stockholders to be held at 9:00 a.m. on June 15, 2015.  Article 2, Section 2.6 of the Company’s bylaws state, “At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote will be necessary and sufficient to constitute a quorum for the transaction of business . . . .” At the time the meeting was scheduled to begin, the quorum requirement was not met because only 5,889,587 shares of the 13,262,385 shares outstanding on the record date attended the meeting, in person or by proxy.  The Company proposed that the special meeting be adjourned to 9:00 a.m. on Monday, July 13, 2015, which meeting will be held at the Company’s headquarters, 8708 Technology Forest Place, Suite 100, The Woodlands, Texas 77381.  Stockholders representing 5,889,587 of the shares of common stock represented in person or by proxy voted in favor of the adjournment.  There were no votes against the adjournment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2015	By:	/s/ Christine Russell
Christine Russell
Chief Financial Officer